Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation in the Prospectus constituting a part of this Registration Statement on Form F-4 of our report dated May 30, 2022, relating to the consolidated financial statements of SatixFy Communications Ltd.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft
Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

August 19, 2022